Global Pharm Holdings Group, Inc. Completes Acquisition of
Qingdao Likang Pharmaceutical Co., Ltd.

SHENZHEN, China, November 4, 2011 /PRNewswire-Asia/ – Global Pharm Holdings Group, Inc. (OTCBB:GPHG) ("Global Pharm" or the "Company"), a China-based, growing vertically integrated pharmaceutical company engaged in pharmaceutical-related products distribution, Traditional Chinese Medicine ("TCM") herbs cultivation and processing business through its subsidiaries in Anhui, Jilin, Guangdong and Shandong provinces, today announced that, on October 31, 2011, it completed the acquisition of the 100% equity interest of Qingdao Likang Pharmaceutical Co., Ltd (“Qingdao Likang”), a city-level pharmaceutical distributor located in Qingdao, Shandong Province. With the completion of this acquisition, Qingdao Likang becomes an indirect wholly owned subsidiary of the Company.

“We are pleased to announce the completion of this acquisition, which brings us to a total of six companies acquired this year. Following the earlier acquisitions of three city-level pharmaceutical distributors in Shandong Province, this addition further extends our distribution coverage into the city of Qingdao and provides us with critical access to Shandong Peninsula, one of the most economically developed regions in China with a relatively higher level of pharmaceutical consumption for pharmaceutical products.” stated Mr. Yunlu Yin, Chief Executive Officer of Global Pharm. “For the rest of 2011, we will focus on integrating these newly acquired businesses into our current operations. Through our efforts, we believe that we will be able to broaden our regional market coverage, expand our customer base, diversify our product portfolios, and enhance and maintain our position in the Shandong pharmaceutical market.”

Qingdao Likang distributes approximately 4,000 types of pharmaceutical-related products mainly to hospitals, community clinics, and drugstores. It owns a modern warehouse of approximately 1,100 square meters (approximately 11,840 square feet), which has been certified under the Good Supply Practice (“GSP”) quality standards in the PRC. Under these standards, wholesale and retail enterprises in China must implement strict control on the distribution of pharmaceutical products with respect to, among other things, staff qualifications, distribution premises, warehouse, inspection equipment and facilities, management and quality control in order to obtain a GSP certificate to carry out business in China.

Under the terms of this transaction, the Company is required to pay approximately US$1.6 million in cash to the former shareholders of Qingdao Likang.

About Qingdao Likang
Qingdao Likang, established on July 7, 1998, is a city-level pharmaceutical distributor in Qingdao city, Shandong province. It occupies approximately 1,500 square meters (approximately 16,146 square feet) of GSP-certified warehouse and offices, and distributes more than 4,000 types of pharmaceutical-related products, mainly including injections, tablets, pastes, granules, capsules and medical instruments.

About Global Pharm
Global Pharm Holdings Group, Inc., a growing integrated pharmaceutical company, is engaged in the pharmaceutical distribution, Traditional Chinese Medicine (TCM) herb cultivation and herbal pieces processing business in China. The Company focuses on building regional distribution channels, as well as local capillary sales network with high-margin products portfolio. Currently, its sales network covers Shandong, Jilin, Anhui and Guangdong provinces. Global Pharm seeks to establish an integrated value chain in the pharmaceutical industry through strategic acquisitions within TCM production, pharmaceutical distribution and the retail sectors. For further information, please visit the Company's corporate website at http://www.globalpharmholdings.com.

Forward-looking Statements
Certain statements set forth in this press release contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors as they relate to our industry, our operations and results of operations, plans for future facilities, capital-expenditure plans and any businesses that we may acquire. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results.

For Additional Information Contact
Global Pharm Holdings Group, Inc.
Ms. Susan Liu
Phone: +86-755-3693-9373
Email: susanliu@globalpharmholdings.com